ALLMERICA  SECURITIES  TRUST
                          OTHER  INFORMATION

SHAREHOLDER  VOTING  RESULTS:  (UNAUDITED)

The annual meeting of the Trust's shareholders was held on April 17, 2002 at which shareholders approved one proposal. The voting results were as follows:

Proposal   To elect as Trustees the following ten nominees, each to serve until the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.



                                                  Shares          Shares
                                                  For             Withheld            Total
P. Kevin Condron:       Number of Votes Cast:    6,834,363       106,676           6,941,039
                        Percentage of Votes Cast:  98.46%         1.54%             100.00%

Jocelyn S. Davis:       Number of Votes Cast:    6,801,451       139,588          6,941,039
                        Percentage of Votes Cast:  97.99%         2.01%            100.00%

Cynthia A. Hargadon:    Number of Votes Cast:    6,834,385      106,654           6,941,039
                        Percentage of Votes Cast:  98.46%        1.54%             100.00%

T. Britton Harris, IV:  Number of Votes Cast:    6,809,806      131,233           6,941,039
                        Percentage of Votes Cast:  98.11%        1.89%             100.00%

Gordon Holmes:          Number of Votes Cast:    6,833,863      107,176           6,941,039
                        Percentage of Votes Cast:  98.46%        1.54%             100.00%

John P. Kavanaugh:      Number of Votes Cast:    6,837,243      103,796           6,941,039
                        Percentage of Votes Cast:  98.50%        1.50%             100.00%

John F. O'Brien:        Number of Votes Cast:    6,838,430      102,609           6,941,039
                        Percentage of Votes Cast:  98.52%        1.48%             100.00%

Attiat F. Ott:          Number of Votes Cast:    6,836,334      104,705           6,941,039
                        Percentage of Votes Cast:  98.49%        1.51%             100.00%

Richard M. Reilly:      Number of Votes Cast:    6,838,814      102,225           6,941,039
                        Percentage of Votes Cast:  98.53%        1.47%             100.00%

Ranne P. Warner:        Number of Votes Cast:    6,837,370      103,669           6,941,039
                        Percentage of Votes Cast:  98.51%        1.49%             100.00%
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